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SPY® PRESIDENT & CEO APPOINTED TO SPY INC. BOARD OF DIRECTORS

CARLSBAD, Calif.—SPY® Inc. (OTCBB: XSPY), a leading eyewear company known for its patent-pending Happy Lens™ technology, today announced that SPY President and CEO Michael Marckx will join the SPY Inc. Board of Directors, effective December 11, 2013.

Having joined SPY in February 2011, Marckx has been instrumental in reinvigorating the SPY brand and developing innovative sales and marketing strategies as well as product extensions. Dedicated to spreading happiness, Marckx is a vital part of SPY’s mission to inspire people to see better and feel better with the Happy Lens™. Prior to his appointment as CEO, Marckx served briefly as SPY’s Vice President of Marketing before being named President and eventually taking on both President and CEO roles. Having served as Surfrider Foundation’s Chairman of the Board from 2010 to 2012, Marckx has been a part of Surfrider’s Board of Directors since 2000 and is currently a board member of the Leucadia 101 Main Street Association. A former USA Cycling amateur world champion and US National team member, Marckx enjoys several sports and continues to compete as a UCI Category 1 bike racer.

 “As the President and CEO of SPY Inc., I am very excited to be joining its Board of Directors,” said Michael Marckx. “SPY is taking its innovative Happy Lens™ and disruptiveness and connecting with consumers and retailers in new ways. I look forward to helping SPY with our Board to extend our leadership role as the brand that puts happy smiles on the faces of everyday people—which is at the core of everything we do in the eyewear world we live and smile in.”

Seth Hamot, SPY Inc. Chairman of the Board added, “Michael has been instrumental, and inspirational, in ensuring that SPY’s truly innovative products and its unique message are resonating throughout the marketplace. We happily welcome him to the Board!”

To learn more about the SPY Happy Lens™, go to http://www.spyoptic.com/happy. For more information about SPY, log-on at www.spyoptic.com, www.facebook.com/spyoptic, Twitter @spyoptic and @spyoptic on Instagram.

SPY Inc.:

We have a HAPPY disrespect for the usual way of looking (at life). This mindset helps drive us to design, market and distribute premium products for people who "live" to be outdoors, doing intense action sports, motorsports, snow sports, cycling and multi-sports–the things that make them HAPPY. We actively support the lifestyle subcultures that surround these pursuits, and as a result our products serve the broader fashion, music and entertainment markets of the youth culture. Our reason for being is to create the unusual, and this is what helps us deliver distinctive products to people who are active, fun and a bit irreverent, like us. It's what makes us HAPPY, and our customers, too. Our principal products–sunglasses, goggles and prescription frames–are happily marketed with fun and creativity under the SPY® brand. More information about SPY may be obtained from: www.spyoptic.com, www.facebook.com/spyoptic, Twitter @spyoptic and Instagram @spyoptic.

Safe Harbor Statement:

This press release contains forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance and are subject to inherent risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "feel," "estimate," "predict," "hope," the negative of such terms, expressions of optimism or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ from those contained in our forward-looking statements include, but are not limited to the continuity of our management team, the viability of our brand, progress on our turnaround and recent trends, and the other risks identified from time to time in our annual report on Form 10-K, our quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

CONTACT:

SPY®

Maddy Isbell, PR Manager

760-804-8420

Fax: 760-804-8442

investor.spyoptic.com